Calculation of Filing Fee Tables
S-3
Tenon Medical, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.001 par value per share	457(o)
		Equity	Preferred Stock, $0.001 par value per share	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
		Debt	Debt Securities	457(o)
		Other	Rights	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,810.00
Offering Note
[1]	The table lists each class of securities being registered and the aggregate proceeds to be raised in the offering and does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security. Any securities registered hereunder for the offering may be sold separately or together in combination with other securities registered hereunder for the offering. Any securities registered hereunder may be sold separately or as units with any other securities registered hereunder. In no event will the aggregate offering price of all securities issued from time to time in the offering pursuant to the registration statement of which this Exhibit 107 is a part, exceed $100,000,000, inclusive of any exercise price thereof. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder also include such indeterminate number of securities as may be issued from time to time with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act. Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities, preferred stock registered hereby or upon exercise of warrants registered hereby or upon exercise of rights registered hereby, as the case may be. In the event of a stock split, stock dividend or recapitalization involving the common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act. Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities, preferred stock registered hereby or upon exercise of warrants registered hereby or upon exercise of rights registered hereby, as the case may be. Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required. Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be. Because the rights will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date